Exhibit 10.8

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$6,500,000	Rochester, Minnesota
January 30 , 2006

FOR VALUE RECEIVED, the undersigned, Golden Grain Energy, LLC, an Iowa limited liability company (“Borrower”), hereby promises to pay to Home Federal Savings Bank, (together with any subsequent holder thereof, “Lender”), or its successors and assigns, at Post Office Box 6947, 1016 Civic Center Drive N.W., Rochester, Minnesota 55903-6947 on the Revolving Commitment Termination Date (as defined in the Credit Agreement date as of January 16, 2004, as amended by the First Amendment to the Credit Agreement dated May 17, 2004, and the Second Amendment to the Credit Agreement dated as of the date hereof (as same may be amended, restated, supplemented or otherwise modified form time to time, the “Credit Agreement”), between Borrower and Lender, the lesser of the principal sum of Six Million Five Hundred Thousand Five Hundred Dollars ($6,500,000) or so much thereof as shall be advanced by Lender to Borrower pursuant to the Credit Agreement, in lawful money of the United States and in immediately available funds, and to pay interest form the date hereof on the rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, Borrower further promise to pay all costs of collection, including the reasonable attorney’s fees of Lender.

Borrower promises to pay Default Interest (as defined in the Credit Agreement), on demand, on the terms and conditions set forth in the Credit Agreement.

All borrowings evidenced by this Amended and Restated Revolving Note and all payments an prepayments of the principal hereof and the date thereof shall be recorded by Lender in is interanl records;  provided, that the failure of Lender to make such a notation or any error in such notation shall not affect the obligations of Borrower to make the payments of principal and interest in accordance with the terms of this Amended and Restated Revolving Credit Note and the Credit Agreement.

This Amended and Restated Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS AMENDED AND RESTATED REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA AN ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

GOLDEN GRAIN ENERGY, LLC

By	/s/ Walter Wendland
Name: Walter Wendland
Title: President